UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2009
GLOBE SPECIALTY METALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-34420	20-2055624
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Penn Plaza, 250 West 34th Street, Suite 2514
New York, New York 10119
(Address of principal executive offices and Zip Code)
(212) 798-8100
(Registrant’s telephone number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
     As previously reported, as of June 30, 2009, Globe Specialty Metals, Inc. (the “Company”) had 201,453 warrants to purchase common stock (“Warrants”) and 1,325,414 unit purchase options to purchase one share of common stock and two Warrants (“UPO’s”) outstanding. All outstanding Warrants were scheduled to expire on October 3, 2009.
     As of the close of business on Friday, October 2, 2009, the Company had received notifications of exercise from the holders of substantially all of the outstanding Warrants and UPO’s. The holders of the UPO’s exercising their UPO’s also immediately exercised the Warrants issuable upon the exercise of their UPO’s. As a result of all of these exercises, the Company has issued 1,775,934 shares of common stock to the former holders of the Warrants and UPO’s, and no Warrants or UPO’s remain outstanding. The Company received $1,496,985 in cash with respect to these exercises, and the remainder of the shares were issued on a net, cashless basis. The sales and issuances of shares pursuant to the Warrant and UPO exercises were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) pertaining to private offers and sales or Regulation S pertaining to foreign offers and sales.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE SPECIALTY METALS, INC.
Dated: October 7, 2009	By:	/s/ Stephen Lebowitz
Stephen Lebowitz
Chief Legal Officer